Exhibit 23.3 Consent of Independent Auditors for GTC Financials

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated August 5, 2011 on our audits of the financial statements of Global Telesat Corp. for the years ended December 31, 2010 and 2009 included in this Registration Statement on Form S-1.

/s/ Rosen Seymour Shapps Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 11, 2012